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                                               Exhibit 23.2


                           CONSENT


BENEFICIAL CORPORATION

          We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on Form S-3 of the reports of Deloitte & Touche dated February 1, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
January 27, 1995